EXHIBIT 99

March 9, 2006

VIA FACSIMILE (203) 637-7999

Forest Multi-Strategy Master Fund, SPC,

on behalf of its Multi-Strategy Segregated Portfolio

c/o Forest Investment Management LLC

53 Forest Avenue

Old Greenwich, Connecticut  06870

Gentlemen:

This letter will evidence our agreement concerning the stock purchase warrant issued to you by Spherix Incorporated dated August 25, 2004, for 585,973 shares of common stock at an Exercise Price of $7.00 per share (the “Warrant”). All undefined capitalized terms contained herein shall have the same meanings as set forth in the Warrant.

We have agreed to amend the Exercise Price of the Warrant from $7.00 to $2.04 on the condition that you immediately exercise the Warrant in full. Accordingly, if by 5:00 p.m. (EST) on Friday, March 10, 2006, we receive from you (i) properly executed exercise forms for the Warrant for 585,973 shares of common stock, (ii) a signed copy of this letter, (iii) the original Warrant and (iv) a wire transfer or bank check for $1,195,384.92, we shall promptly instruct our transfer agent to issue to you a certificate for 585,973 shares of Spherix Incorporated common stock via electronic transfer pursuant to DWAC.

If we have not received the foregoing by the stated time, the provisions of this letter will be null and void.

Sincerely,

Robert Clayton, Direct of Finance

Agreed:

Forest Multi-Strategy Master Fund, SPC,

on behalf of its Multi-Strategy Segregated Portfolio

By:

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